As filed with the Securities and Exchange Commission on August 14, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

BANG MAI FANG HOLDINGS

(Exact name of Registrant as specified in its memorandum and articles of association)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	7370	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

60 PAYA LEBAR ROAD,

#11-53, PAYA LEBAR SQUARE

Singapore 409051

TeL: +65 6702 3107

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated [●], 2026

BANG MAI FANG HOLDINGS

5,000,000 Ordinary Shares

This is an initial public offering of the Company, BANG MAI FANG HOLDINGS, par value US$0.0001 per share. We are offering, on a firm commitment engagement basis, 5,000,000 Ordinary Shares. We anticipate that the initial public offering price of the Ordinary Shares will be between US$5.00 and US$6.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We plan to list our Ordinary Shares on Nasdaq Capital Market under the symbol “BMF”. This offering is contingent upon the listing of our Ordinary Shares on Nasdaq. There can be no assurance that we will be successful in listing our Ordinary Shares on Nasdaq. We will not close this offering unless such Ordinary Shares will be listed on Nasdaq at the completion of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 11 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on page 9 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands pursuant to the CAY Business Companies Act, 2004 (as amended) of the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our subsidiaries in Singapore. Investors of our Ordinary Shares should be aware that they do not directly hold equity interests in the Singaporean operating entities, but rather are purchasing equity solely in BANG MAI FANG HOLDINGS, our Cayman Islands holding company, which indirectly owns 100% equity interests in the Singaporean subsidiary, BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD.

Upon completion of this offering, our issued and outstanding shares will consist of Ordinary Shares. We will be a controlled company as defined under Nasdaq Stock Market Rules because, immediately after the completion of this offering, Mr. Tingdong Zhao, our controlling shareholder, will own approximately 97% of our total issued and outstanding Ordinary Shares, representing approximately 97% of the total voting power of our capital stock.

After this offering, Mr. Tingdong Zhao will control shares representing more than 97% of the total voting power of our shares. As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.

Assuming Mr. Tingdong Zhao continues to hold all of his existing Ordinary Shares as disclosed in the section entitled “Principal Shareholders” on the Public Offering Prospectus, he will continue to control the outcome of matters submitted to shareholders for approval.

Further issuances of Ordinary Shares may be dilutive to holders of our Ordinary Shares. It could have the effect of increasing the overall voting power of Ordinary Shareholders relative to Ordinary Shareholders, diluting, and diminishing the influence and control of Ordinary Shareholders over our company’s affairs. Tingdong Zhao has 97% of ordinary shares of the Company. Peiwei Cao has 3% of ordinary shares of the Company.

	Per Share	Total
Initial public offering price(1)	$5.00	$25,000,000
Underwriting discounts and commissions(2)	$0.35	$1,750,000
Proceeds to the Company before expenses(3)	$4.65	$23,250,000

(1)	Initial public offering price per share is assumed to be US$5.00, being the mid-point of the initial public offering price range.

(2)	We have agreed to pay the Underwriter a discount equal to 6.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering payable to the Underwriter and the Representative Warrants. For a description of the other compensation to be received by the Underwriter, see “Underwriting” beginning on page 52.

(3)	Excludes fees and expenses payable to the Underwriter. The total amount of Underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 55.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The Underwriter expects to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2026.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is [●], 2026.

Until ______, 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our fiscal year ends on June 30 of each year. References in this prospectus to a fiscal year, such as “fiscal year 2025”, relate to our fiscal year ended June 30 of that calendar year.

Financial Information in U.S. Dollars

Our reporting currency is the U.S. Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in foreign currency translation reserve. Gains or losses resulting from foreign currency transactions are included in net income. The conversion of Singapore dollars into U.S. dollars are based on the exchange rates set forth in the statistical release of Monetary Authority of Singapore (“MAS”).

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

 In some cases, these forward-looking statements can be identified by words or phrases such as “is/are likely to,” “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the supply of real estate brokerage with AI Technology services and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

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●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in customer demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for real estate brokerage with AI Technology services may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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DEFINITIONS

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company as amended and restated by a resolution of shareholders passed on**** and as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company as amended and restated by a resolution of shareholders passed on****, as amended and / or restated (as the case may be) from time to time.

“Amended and Restated Memorandum and Articles of Association” means, collectively, the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association. A copy of the Amended and Restated Memorandum of Association and Amended and Restated Articles of Association is filed as Exhibit **** to our Registration Statement of which this prospectus forms a part.

“BCA” means Building and Construction Authority of Singapore.

“Business Day” means a day (other than a Saturday, Sunday, or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“CAY” means the Cayman Islands.

“CAGR” means compound annual growth rate.

“Ordinary Shares” means a class of shares of the Company with par value US$0.0001 per share and entitled to one (1) vote per share.

“Company” or “our Company” means BANG MAI FANG HOLDINGS, a company incorporated in the Cayman Islands on November 5, 2025.

“Companies Act” means the Caymans Island Business Companies Act, 2004 (as amended) of the Cayman Islands.

“COVID-19” means the novel Coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any variants, evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

 “Company,” “our Company,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“GST” means the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

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“HDB” means the Housing & Development Board of Singapore.

“Bang Mai Fang SG” “BANG MAI FANG SG” means BANG MAI FANG TECHNOLOGY HOLDINGS PTE.LTD.

“Xi’an” means the City of Xi’an in PRC.

“Independent Directors Nominees” means the independent non-executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“IoT” means the Internet of Things.

“MAS” means the Monetary Authority of Singapore.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SBF” means the Singapore Business Federation.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“Underwriter”, “Underwriters” or “Representative” means the underwriter and representative for the offering, US Securities Corp.

“US$,” “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD (abbr as BANG MAI FANG SG) was founded on September 17, 2025 with Mr. Tingdong Zhao as a Founder and a Chairman.

BANG MAI FANG SG is a real-estate technology enterprise empowered by IT with a core team of more than 15-year-experience in the real-estate brokerage industry. It has 19 employees so far.

By building a joint-sales network for the second-hand housing transaction, the Company provides the house sellers with multi-dimensional and integrated pre-sale services including joint sales, housing decorations and marketing plans.

It also offers secure and guaranteed transactions for the house buyers, which can provide house buyers a safe, time-saving, and hassle-free home-buying experience.

The Company will raise US$15 million of the consolidated revenue by 2026. The Company maintains a stable annual profit margin of 60% in 2026. The Company will raise US$30 million of the consolidated revenue in 2027 while the Company maintains profit margin of more than 60% in 2027. The Company’s goal is to become a world-leading real estate integration platform by 2028.

With the professional experience, the Company is poised to become a leader by IT in the second-hand housing transaction industry in which it can deliver long-term returns to investors.

Corporate Vision

To become a preferred real estate transaction platform for millions of families.

Corporate Mission

Offering a guaranteed transaction for all the house buyers.

Corporate Slogan

Make it easier than ever.

Innovate Globally, Empower Locally.

Our Principal Business

By building a joint-sales network for the second-hand housing transaction, the Company provides the house sellers with multi-dimensional and integrated pre-sale services including joint sales, housing decorations and marketing plans.

It also offers secure and guaranteed transactions for the house buyers, which can provide house buyers a safe, time-saving, and hassle-free home-buying experience.

We will focus on real estate brokerage development in Singapore, Xi’an, and South East Asia. The company’s main business encompasses pre-sale beautification for second-hand house, unilateral agency sales, property marketing and promotion, and joint sales system empowerment. Our services cover multiple-districts of Singapore and Xi’an, while the Company plans to be a leading provider of value-added services for second-hand housing. Leveraging its standardized service system and digital operational capabilities, the company will build up a strong brand reputation within Singapore and Xi’an’s existing housing market.

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Competitive Strengths

We have an experienced management team

We have an experienced management team, led by Mr. Tingdong Zhao, our Chairman, who has been instrumental in spearheading the growth of our Company. He has many years of experience in the real estate brokerage industry and is primarily responsible for the planning and execution of our Company’s business strategies and managing our Company’s customer relationships. Our Company is supported by an experienced management team with substantial experience in the provision of real estate brokerage with AI Technology.

Competitive Strengths of our real estate brokerage with AI Technology Outsourcing Service

We provide a high rate of job fulfillment for our customers

Our company values customer satisfaction and achieves it through a certain fulfillment rate and streamlined processes, enabled by technology. We calculate the fulfillment rate by comparing the number of requisitioned tasks to the number of successfully fulfilled tasks. This ensures fast and reliable service without sacrificing quality, building a loyal customer base.

Standardization System and Digital Technology Barriers

The company prioritizes standardization and technology-enabled transformation, drawing on its core team’s decade-plus industry expertise to architect a comprehensive, end-to-end standardized operating system—spanning critical functions including property valuation, aesthetic renovation, and collaborative sales. It has independently developed an acquisition assessment platform and a joint-sales management mini-program, and formally issued foundational standards such as the Property Acquisition Operational Standards and the Agency Partnership Governance Guidelines. Furthermore, the company has forged a strategic supply-chain partnership, enabling a systemic shift from experience-led service delivery to a rigorously standardized and digitally integrated operational model.

Under this framework, each property unit follows a tightly orchestrated workflow: valuation and pricing finalized within five business days; renovation completed within fifteen calendar days; and marketing activation initiated within thirty calendar days. Renovation expenditures are capped at US$ 3,000 per unit, with actual cost variance consistently maintained below 5%. The average time-to-sale is reduced to under 45 calendar days, while the average premium achieved stands at 10%. These outcomes translate into demonstrable competitive differentiation across three dimensions: operational execution speed, cost discipline, and market conversion performance.

Comprehensive service matrix and integrated delivery capabilities

The company’s comprehensive service matrix and integrated delivery capabilities encompass four core service systems:

●	pre-sales decoration services

●	single-agent agency services

●	marketing and promotion services

●	and system empowerment services

These are complemented by a full-chain service suite that includes property site surveys, scheme design, construction supervision, viewing coordination, and transaction follow-up.

Our services cover various property types, including essential housing needs and home improvement projects, and can provide customized decoration and marketing solutions tailored to the specific requirements of different residential communities and homeowners. Leveraging over a decade of experience in real estate transactions and renovation construction, the company implements full-process self-managed control, thereby ensuring both high delivery efficiency and consistent service quality.

Advantages of a comprehensive integrated sales channel network layout

The company has established a mature multichannel sales network, building a comprehensive channel system that integrates “leading brokerage services + physical retail stores + influence partnerships + in-house sales team,” connecting over 13,000 professionals in the existing real estate sector and signing agreements with more than 1,500 real estate influence.

Furthermore, the network covers major local real estate platforms and media channels.

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By leveraging local brokerage outlets and influence resources, combined with online traffic exposure and offline property viewings, the company has forged a stable customer base and synergistic sales momentum. Simultaneously, the company has established an internal standardized operational support system to ensure the seamless and efficient coordination across all channels.

Advantages of Full-Chain Quality Control and Supply Chain Management

The company adopts a vertically integrated service chain structure, partnering with core service providers—such as interior decoration contractors and building material suppliers—at the upstream end to jointly establish the “Property Renovation Supply Chain Alliance” thereby ensuring supply chain stability and controlling procurement costs.

At the midstream stage, the company independently establishes service standards and manages construction quality and marketing progress to mitigate service fluctuations.

At the downstream stage, the company directly engages with property owners, house buyers, and partner brokerage agencies.

This full-process self-managed control model effectively enhances service quality, reduces overall costs, and fosters a differentiated competitive advantage.

Growth strategies

Strengthening our market position

We intend to achieve its medium-and long-term development goals, the company has formulated a clear development strategy to drive continuous business expansion and service upgrades.

We intend to strengthen our market position in the Southeast Asian (“SEA”) region, venturing into nearby countries such as Indonesia and Thailand by implementing the following business strategies and plans.

Strengthening investment in digital system R&D and expanding service scenarios

We plan to concentrate on our core business of the real estate brokerage with AI Technology.

We will further strengthen our investment in digital system R&D and expand our service scenarios.

We will continue to increase our R&D investment in real estate technology, with short-term priorities focused on optimizing the functional modules of the property handover valuation system and the joint sales management platform.

Over the next three years, we will gradually expand into surrounding core cities, extending our coverage to scenarios such as rental property enhancement, existing home renovation, and new home marketing, thereby tapping into the market potential of real estate value-added services and continuously consolidating our leading position in standardization and digitalization.

Deepen the regional market layout and increase the proportion of revenue derived from external markets.

We will focus on strengthening our core market in Singapore, Xi’an and Southeast Asia by expanding our service stations within the urban area, establishing localized product quality control and operational teams, and optimizing customized service solutions for different districts.

We will vigorously expand into key second-tier cities in the Northwest and Southwest regions, collaborating closely with local brokerage firms and renovation enterprises to establish deep partnerships.

Our goal over the next three years is to achieve annual transaction volumes of 10,000 units and annual profits of US$ 200 million, aiming to become a nationally recognized provider of value-added services solutions for second-hand housing.

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Deepening cooperation between industrial chains and ecosystems

We will continue to advance upstream and downstream strategic partnerships to consolidate our advantages in supply chain cost efficiency and product quality.

We will strengthen exchanges and collaborations with real estate platforms, media organizations, and brokerage associations; introduce and implement innovative marketing models; and accelerate service iterations.

By leveraging existing joint-sales channel resources, we will expand our network of city partners and scale up our business operations.

Upgrading the cooperation service system and strengthening partner loyalty

●	Upgrade the cooperative service system and strengthen partner retention;

●	Plan and establish regional supply chain centers to shorten the property decoration and delivery cycle;

●	Build a full-process digital service platform to provide cooperative stores and real estate agents with one-stop support, including property progress inquiries, data review, and training empowerment;

●	Simultaneously, actively participate in the real estate industry exhibitions and forums to enhance the brand’s regional influence.

Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 11 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks related to Our Business and Industry:

●	Our key customers for our real estate brokerage with AI Technology service businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations (on page 11).

●	We depend on a small number of individuals who constitute our current management (on page 11).

●	Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings (on page 11).

●	We may not be able to maintain and/or obtain approvals, licenses, and registrations necessary to carry on or expand our business (on page 11).

●	We may from time to time be subject to legal and regulatory proceedings and administrative investigations (on page 12).

●	Misconduct and errors by our employees could harm our business and reputation (on page 12).

●	We may incur employment related claims or other types of claims and costs that could materially harm our business (on page 12).

●	We operate in a highly competitive industry and may be unable to retain customer or market share (on page 13).

●	Our real estate brokerage with AI Technology business model has a short cashflow conversion cycle (on page 13).

●	Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner (on page 13).

●	We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively (on page 13).

●	If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected (on page 13).

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●	Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences (on page 13).

●	We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer (on page 14).

●	We rely on certain technology and software licensed from third parties (on page 14).

●	Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities (on page 14).

●	Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience (on page 15).

●	Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 (on page 15).

●	Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth (on page 15).

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates (on page 16).

●	Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions (on page 16).

●	We are critically dependent on workers’ compensation insurance coverage at commercially reasonable terms, and unexpected changes in claim trends on our workers’ compensation may negatively impact our financial condition (on page 16).

●	We may not be able to successfully implement our business strategies and future plans (on page 16).

Risks related to our Securities and this Offering:

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly (on page 17).

●	We may not maintain the listing of our Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions (on page 17).

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors (on page 18).

●	Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares (on page 18).

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline (on page 18).

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment (on page 19).

●	Short selling may drive down the market price of our Ordinary Shares (on page 19).

●	Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution (on page 19).

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●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price (on page 19).

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

●	As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law (on page 21).

●	Certain judgments obtained against us by our shareholders may not be enforceable (on page 21).

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements applicable to other public companies that are not emerging growth companies (on page 21).

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies (on page 22).

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us (on page 22).

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq (on page 22).

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected (page 23).

●	Further issuances of Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Ordinary Shares as a total proportion of Ordinary Shares in the Company (page 23).

●	We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation (on page 23).

●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price (on page 23).

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Corporate Information

We were incorporated in the Cayman Islands on November 5, 2025. Our registered office in the Cayman Islands. Our principal executive office is at 60 PAYA LEBAR ROAD, #11-53, PAYA LEBAR SQUARE, SINGAPORE 409051. Our telephone number at this location is +65 6702 3107.

BANG MAI FANG SG is a real-estate technology enterprise empowered by IT with a core team of more than 10-year-experience in the real-estate brokerage industry. We have 19 employees so far.

By building a joint-sales network for the second-hand housing transaction, the Company provides the house sellers with multi-dimensional and integrated pre-sale services including joint sales, housing decorations and marketing plans. It also offers secure and guaranteed transactions for the house buyers, which can provide house buyers a safe, time-saving, and hassle-free home-buying experience.

The company employs a hybrid business model combining technology-driven innovation, end-to-end operations, and multichannel marketing, with its profitability and operational structure divided into three main segments: technology-driven innovation, end-to-end operations, and multichannel marketing.

The Technology-Enabling Model centers on independent innovation and integrates three key pathways: supply chain collaboration, introduction of external models for further optimization, leveraging proprietary operational and technical teams to refine a standardized service system, collaborating with supply chain enterprises to enhance delivery efficiency, continuously monitoring cutting-edge industry models, and locally adapting introduced service models to steadily build barriers based on standards and digitalization.

We implement a vertical integration strategy by deeply collaborating with upstream decoration and building material suppliers to independently manage core service segments; downstream, we engage in partnerships with property sellers, house buyers, real estate brokerage firms, and influencer media outlets to provide standardized services and customized solutions. Additionally, we pursue horizontal industry collaborations to expand our business scope through resource integration and strategic alliances.

On the market side, we expand our customer base through multi-dimensional approaches encompassing channel partnerships, influencer promotions, community operations, store collaborations, and online platforms; our revenue streams are primarily divided into three categories: first, income from pre-sale beautification services for second-hand housing; second, commission-based income from services such as single-party agency and joint sales matching; and third, technical service revenue derived from system empowerment and collaborative training programs, thereby establishing a diversified and stable profit structure.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

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Corporate Structure

Our Company was incorporated in the Cayman Islands on November 5, 2025, under the Companies Act as a company with limited liability. The Company is authorized to issue a number of shares, divided into Ordinary Shares, par value US$0.0001 per share. As of the date of this prospectus, there are 20,000,000 Ordinary Shares issued and outstanding. Mr. Tingdong Zhao has 97% of ordinary shares of the Company. Mr. Peiwei Cao has 3% of ordinary shares of the Company.

BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD in Singapore is one of our directly owned subsidiaries.

The chart below sets out our corporate structure.

Subsidiaries

A description of our subsidiaries are set out below.

BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD (SG)

On September 17, 2025, BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD was incorporated in Singapore as a private company. As part of a Company reorganization, BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD (SG) is a wholly owned subsidiary of our Company.

Implications of Our Being a “Controlled Company”

Upon the completion of this offering, we will be a “controlled company” as defined under Nasdaq Stock Market Rules because Mr. Tingdong Zhao, our chairman of the Board, executive director, will hold **% of our total issued and outstanding Ordinary Shares and will be able to exercise **%  of the total voting power of our authorized and issued shares.

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Implications of Our Being an Emerging Growth Company

These provisions include:

●	being permitted to provide only two fiscal years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

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The Offering

Issuer	BANG MAI FANG HOLDINGS

Offering Price	The initial public offering price will be between US$5.00 to US$6.00 per Ordinary Share.

Ordinary Shares offered by us	5,000,000 Ordinary Shares

Shares outstanding prior to this offering	20,000,000 Ordinary Shares

Over-Allotment Option	We have granted the underwriter a 45-day option to purchase from us up to an additional 15% of the Ordinary Shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Shares outstanding immediately after this offering

Voting Rights	Mr. Tingdong Zhao, our Chairman, Executive Director, will hold approximately **% of the total votes, assuming that the Underwriters do not exercise their over-allotment option

Use of proceeds	70% in Marketing and Promotion Campaigns 20% in Working Capital 10% in Technology Research and Development

Representative Warrants

Dividend policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up	We have agreed, subject to certain exceptions, for a period of six (6) months after the closing of this offering, and each of our Directors and Executive Officers and 5% or greater shareholders have agreed, subject to certain exceptions, for a period of six (6) months after the effective date of the registration statement of which this prospectus forms a part, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements”.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” for a discussion of risks to consider before deciding to invest in our Ordinary Shares.

Listing	We plan to apply to list the Ordinary Shares on Nasdaq Capital Market. This offering is contingent upon the listing of our Ordinary Shares on Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on Nasdaq Capital Market. We will not close this offering unless such Ordinary Shares will be listed on Nasdaq Capital Market at the completion of this offering.

Proposed trading symbol	BMF

Transfer agent	V-Stock

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RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our key customers for our real estate brokerage with AI Technology businesses contribute to a significant portion of our revenues in each of these business segments. A non-renewal of these contracts could have a material adverse effect on our business, financial condition and results of operations.

We depend on a small number of individuals who constitute our current management.

We highly depend on the services of our senior management team and other key employees such as (i) Mr. Tingdong Zhao, (ii) Mr. Zhanxuan Zhang, (iii) Mr. Tengfei Zhang, (iv) Ms. Xiaojuan Li, (v) Mr. Peiwei Cao at our corporate headquarters and on our management’s ability to recruit, retain, and motivate key employees. Competition for such employees can be intense, and the inability to attract and retain the additional qualified employees required to expand our activities, or the loss of current key employees including, without limitation

Our industry is subject to extensive government regulation and the imposition of additional regulations could materially harm our future earnings.

Our business is subject to extensive government regulation, particularly the cleaning segment of our business. We incur significant costs to comply with these regulations, and any changes to such regulations or the imposition of new regulations could affect our ability to be profitable. Additionally, if we fail to comply with government regulation, we could be subject to significant civil or criminal penalties which could jeopardize the continuance of our operations. Increases or changes in government regulation of the workplace, mandatory wage requirements, or of the employer-employee relationship, or judicial or administrative proceedings related to such regulation, could materially harm our business.

We may not be able to maintain and/or obtain approvals, licenses and registrations necessary to carry on or expand our business

We require certain approvals, licenses and registrations to conduct our business. Our applications for approvals, licenses and registrations are subject to review by the relevant government authorities. These approvals, licenses and registrations are also subject to periodic renewal by the relevant government authorities, and the standards of compliance may change. Accordingly, we are subject to the supervision of these authorities with the power to revoke, grant, to extend and amend our approvals, licenses and/or registrations.

While we have obtained all necessary approvals, licenses and registrations required for our business operations and have not encountered any instances of failure to obtain or renew any of our approvals, licenses and registrations, there is no guarantee that we will be able to do so in future or that we will be able to renew our existing approvals, licenses or registrations in a timely manner, or at all. Additionally, in the event we breach the conditions of our approvals, licenses, registrations or other government regulation or regulatory requirement, this will expose us to penalties or the risk that our approvals may be suspended, revoked or amended by the relevant government authority to our detriment. While there have not been any such incidents in the past, the occurrence of any of these events may be costly, require us to cease our business in whole or in part, cause us to default on our obligations to our customers and counterparties, harm our reputation or otherwise adversely affect our business, financial condition, and results of operations.

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We may from time to time be subject to legal and regulatory proceedings and administrative investigations.

We may from time to time be subject to various legal and regulatory proceedings arising in the ordinary course of our business. Claims and complaints arising out of actual or alleged violations of laws and regulations could be asserted against us by contractors, customers, employees, ex-employees and other platforms, industry participants or governmental entities in administrative, civil or criminal investigations and proceedings or by other entities.

These investigations, claims and complaints could be initiated or asserted under or on the basis of a variety of laws in different jurisdictions, including intellectual property laws, unfair competition laws, anti-monopoly laws, data protection and privacy laws, labor and employment laws, securities laws, finance services laws, tort laws, contract laws and property laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. If we fail to defend ourselves in these actions, we may be subject to restrictions, fines or penalties that will materially and adversely affect our business, prospects, financial condition and results of operations. Even if we are successful in our defense, the process of communicating with relevant regulators, defending ourselves and enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business. Under such circumstances, our business, prospects, financial condition and results of operations would be negatively and adversely impacted.

Misconduct and errors by our employees could harm our business and reputation.

We operate in an industry in which integrity and the confidence of our users and customers are of critical importance. During our daily operations, we are subject to the risk of errors, misconduct and illegal activities by our employees including:

●	engaging in misrepresentation or fraudulent activities when marketing or performing our services to users and customers;

●	improperly acquiring, using or disclosing confidential information of our users and customers or other parties;

●	concealing unauthorized or unsuccessful illegal activities; or

●	otherwise not complying with applicable laws and regulations or our internal policies or procedures.

Errors, misconduct and illegal activities by our employees, or even unsubstantiated allegations of them, could result in a material adverse effect on our reputation and our business. It is not always possible to identify and deter misconduct or errors by employees, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our employees engages in illegal or suspicious activities or other misconduct, we could suffer economic losses and may be subject to regulatory sanctions and significant legal liability, and our financial condition, customer relationships and our ability to attract new customers may be adversely affected as a result. If any sanction was imposed against an employee during his employment with us, even for matters unrelated to us, we may be subject to negative publicity which could adversely affect our brand, public image and reputation, as well as potential challenges, suspicions, investigations or alleged claims against us. We could also be perceived to have facilitated or participated in the illegal activities or misconduct, and therefore be subject to civil or criminal liability. In addition, if any third-party service providers become unable to continue to provide services to us or cooperate with us as a result of regulatory actions, our business, results of operations and financial condition may also be materially and adversely affected.

We may incur employment related claims or other types of claims and costs that could materially harm our business.

We are in the business of employing people and providing real estate brokerage with AI Technology in the workplaces of our customers. We incur a risk of liability for claims for personal injury, wage and hour violations, immigration, discrimination, harassment, and other liabilities arising from the actions of our customers and/or temporary workers. Some or all of these claims may give rise to negative publicity, litigation, settlements, or investigations. As a result, we may incur costs, charges or other material adverse impacts on our financial statements.

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We maintain insurance with respect to some potential claims and costs with deductibles. We cannot be certain that our insurance will be available, or if available, will be of a sufficient amount or scope to cover claims that may be asserted against us. Should the ultimate judgments or settlements exceed our insurance coverage, they could have a material effect on our business. We cannot be certain we will be able to obtain appropriate types or levels of insurance in the future, that adequate replacement policies will be available on acceptable terms, or at all, or that our insurance providers will be able to pay claims we make under such policies.

We operate in a highly competitive industry and may be unable to retain customers or market share.

Our real estate brokerage with AI Technology business model has a short cashflow conversion cycle.

Our business model and growth strategy depend on our ability to attract users to our online platform in a cost-effective manner.

The success of our real estate brokerage with AI Technology business segment depends, in part, on our ability to attract users to our online platform in a cost-effective manner.

We rely heavily on Internet search engines and mobile application stores to direct traffic to our website and our mobile application, respectively.

If we fail to adopt new technologies or adapt our platform and systems to changing user requirements or emerging industry standards, our business may be materially and adversely affected.

We seek to continually enhance and improve the functionality, effectiveness and features of our online website and mobile application. However, our existing technologies and systems could be rendered obsolete at any time due to rapid technological evolution, changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and/or the emergence of new industry standards and practices. The success of our online platform will depend, in part, on our ability to identify, develop, acquire, or license technologies useful in our business, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely way. We must also continue to enhance and improve the ease of use, functionality, and features of our mobile application.

The development of our mobile application and other technologies entails significant technical and business risks. Furthermore, such new features, functions and services may not achieve market acceptance or serve to enhance our brand loyalty. We cannot assure you that we will be able to successfully develop or effectively use new technologies, recoup the costs of developing new technologies or adapt our website, mobile application, proprietary technologies, and systems to meet customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or user preferences, whether for technical, legal, financial, or other reasons, our business, prospects, financial condition, and results of operations may be materially and adversely affected.

Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal, and operational consequences.

We regularly collect, store, and use customer information and personal data during our business and marketing activities. The collection and use of personal data is governed by the various data privacy and protections laws and regulations in Singapore, and we are required to comply with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure, and security of personal data. We face risks inherent in handling and protecting a large amount of data that our business generates and processes from the significant number of job listings our platform facilitates, such as protecting the data hosted on our system against attacks on our system or fraudulent behavior or improper use by our employees. Although we employ comprehensive security measures to prevent, detect, address, and mitigate these risks (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), these threats may still materialize. We also cannot guarantee the effectiveness of the policies and measures undertaken by the business partners on our platform. If any of our or our customer’s security measures are compromised, information of our customers or other data belonging to our users and customers may be misappropriated or publicly disseminated, which may result in enforcement action being taken against our Company by the relevant data protection regulatory bodies, such as fines, revocation of licenses, suspension of relevant operations or other legal or administrative penalties. Furthermore, any failure or perceived failure by us or our business partners to comply with all applicable data privacy and protection laws and regulations may result in negative publicity, which may, in turn, damage our reputation, cause customers to lose trust and confidence in us, and stop using our platform altogether. We may also incur significant costs to remedy such security breaches, such as repairing any system damage and compensation to customers and users. If any of these risks were to materialize, it could have a material adverse effect on our business and results of operations.

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Additionally, privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs. If we fail to comply with any of the applicable laws and regulations, depending on the type and severity of any such violation, we may be subject to, amongst others, warnings from relevant authorities, imposition of fines and/or criminal liability, being ordered to close down our business operations and/or suspension of relevant licenses and permits. As a result, our reputation may be harmed and our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We may be unable to adequately protect our intellectual property and proprietary rights or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

Our success and ability to compete depends in part on our intellectual property. As at the date of this prospectus, 2026, we have registered trademarks in Singapore of which one (1) is material to our business operations. Please refer to the section entitled “Business – Intellectual Property Rights” for more information on our intellectual property rights.

Any use of trademarks by third parties which are similar or identical to ours may also result in imitation of our platform, which may adversely affect our business, prospects, financial condition and results of operation.

We seek to protect our proprietary technology and intellectual property primarily through a combination of intellectual property laws as well as confidentiality procedures and contractual restrictions. Our employees are subject to confidentiality obligations under the terms of their respective employment contracts and we also require external consultants with access to our proprietary information to enter into non-disclosure agreements. However, there can be no assurance that these measures are effective, or that infringement of our intellectual property rights by other parties does not exist now or will not occur in the future. In addition, our intellectual property rights may not be adequately protected because:

(a)	other parties may still misappropriate, copy or reverse engineer our technology despite our internal governance processes or the existence of laws or contracts prohibiting it; and

(b)	policing unauthorized use of our intellectual property may be difficult, expensive and time consuming, and we may be unable to determine the extent of any unauthorized use.

To protect our intellectual property rights and maintain our competitiveness, we may file lawsuits against parties who we believe are infringing upon our intellectual property rights. Such proceedings may be costly and may divert management attention and other resources away from our business. In certain situations, we may have to bring lawsuits in foreign jurisdictions, in which case we are subject to additional risks as to the result of the proceedings and the amount of damages that we can recover. Any of our intellectual property rights may also be challenged by others or invalidated through administrative processes or litigations. We can provide no assurance that we will prevail in such litigations, and, even if we do prevail, we may not obtain a meaningful relief. Any inability to adequately protect our proprietary rights may have a material negative impact on our ability to compete, to generate revenue and to grow our business. Under such circumstances, our business, prospects, financial condition, and results of operations would be materially and adversely affected.

Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, be a financial burden to defend, distract the attention of our management and prevent us from offering some services.

We rely on certain technology and software licensed from third parties.

Our technology, software and systems are highly complex and may contain undetected errors or vulnerabilities.

Our platform is based on underlying technology, software, and systems, which are highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after their implementation. Despite our development and testing processes in place, we may still encounter technical issues with such software and technology from time to time. Any technical errors, inefficiencies or vulnerabilities discovered in our software and systems after release could delay or reduce the quality of our services and/or disrupt our customers’ access to and use of our platform. This could result in damage to our reputation, result in unexpected costs incurred and result in an adverse effect on our business, prospects, financial condition, and results of operations.

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Errors or inaccuracies in our business data and algorithms may adversely affect our business decisions and the customer experience.

We regularly rely on and analyze our business data and algorithms to predict and evaluate growth trends, measure our performance, and make strategic decisions. Much of this data is generated and calculated internally through our own processes, without independent verification by a third-party source. While we believe our processes in place ensure that the calculations used are reasonable, interpretation of such data is inherently subjective and subject to human error. We cannot guarantee that the data, or the calculations of such data, are accurate. Errors or inaccuracies in the data could result in incurring unnecessary costs, improper allocation of resources or misinformed strategic initiatives. For instance, if we overestimate the number of active users on our platform, we may not allocate sufficient resources in our marketing strategies to attract new customers. In such situations, our business, prospects, financial condition, and results of operations may be materially and adversely affected.

We also use our business data and algorithms to inform our matching technology for our full-time job matching feature. If there are any lapses in such business data or algorithms, such as failure of our matching technology to accurately match users with customers, we may be unable to successfully complete transactions or to attract users and customers to transact on our platform. As a result, there may be a loss in customer confidence and brand reputation, which could adversely impact our business, prospects, financial condition and results of operations.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 or other infectious diseases.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 or any other infectious disease. The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has already disrupted our operations, as well as the operations of our customers. If the development of the COVID-19 outbreak becomes more severe and/or new variants of COVID-19 evolve to be more transmissible and virulent than the existing strains, this may result in a tightening of restrictions and regulations on businesses.

If we or our customers are forced to close down our businesses due to prolonged disruptions, we may experience a shortage of available work or termination of contracts by our customers. Furthermore, if any of our employees are suspected of having contracted COVID-19 or any other infectious disease, there is a possibility that some or all of our employees or users may be quarantined. This could cause a shortage of labor, requiring disinfection of our workplace, production, and processing facilities. In such an event, our operations may be severely disrupted, which would have a material and adverse effect on our business, financial condition, and results of operations.

In addition to the COVID-19 pandemic, we also face the risk of outbreaks of other infectious diseases, such as severe acute respiratory syndrome and avian influenza, or the emergence of new forms of infectious diseases in the future. If any of our employees, customers, or suppliers are affected by these infectious diseases, we, or they, may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This would have an adverse impact on our revenue and financial performance.

It is important for us to monitor and assess the risks associated with infectious diseases, implement appropriate health and safety measures, and have contingency plans in place to mitigate the potential impact on our business and operations. However, there remains inherent uncertainty and unpredictability surrounding the occurrence and severity of infectious disease outbreaks, making it challenging to fully anticipate their exact impact on our business.

Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

Our business, prospects, financial condition, and results of operations are dependent on and may be adversely affected by political, economic, social and legal developments that are beyond our control in each of the jurisdictions that we operate in or in which we intend to expand our business and operations. Such political and economic uncertainties may include risks of war, terrorism, nationalism, expropriation or nullification of contracts, changes in interest rates, economic growth, national fiscal and monetary policies, inflation, deflation, methods of taxation and tax policy. Negative developments in the socio-political climate of these regions may also adversely affect our business, prospects, financial condition and results of operations. These developments may include, but are not limited to, changes in political leadership, nationalization, price and capital controls, sudden restrictive changes to government policies, introduction of new taxes on goods and services and introduction of new laws, as well as demonstrations, riots, coups and war. These may result in the nullification of contracts and/or prohibit us from continuing our business operations.

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The jurisdictions that we operate in or in which we intend to expand our business and operations may be in a state of rapid political, economic and social changes, and may also be subject to unforeseeable circumstances such as natural disasters and other uncontrollable events, which will entail risks to our business and operations if we are to expand in the region in the future. There can also be no assurance that we will be able to adapt to the local conditions, regulations and business practices and customs of the regions in which we operate in the future. Any changes implemented by the government of these regions resulting in, amongst others, currency and interest rate fluctuations, capital restrictions and changes in duties and taxes detrimental to our business could materially and adversely affect our business, prospects, financial condition and results of operations.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

Our reporting currency is United States dollars and fees generated from real estate brokerage with AI Technology business is denominated in Singapore dollars and Ringgit. Therefore, we may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

We face the risk of loss or damage to our equipment due to fire, theft, or other natural disasters in Singapore. Such events may also cause a disruption or cessation in our business operations, and thus may adversely affect our financial results. Our insurance coverage may not be sufficient to cover all of our potential losses. If there are losses which exceed the insurance coverage or are not covered by our insurance policies, we will remain liable for any liability, debt or other financial obligation related to such losses. We do not have any insurance coverage for business interruptions.

Due to the nature of our operations, there is also a risk of accidents occurring either to our employees or to third parties on our premises and/or on our customers’ jobsites during the course of operations. In the event that any claims arise in respect of such occurrences and liability for such claims are attributed to us or that our insurance coverage is insufficient, we may be exposed to losses which may adversely affect our profitability and financial position.

We are critically dependent on workers’ compensation insurance coverage at commercially reasonable terms, and unexpected changes in claim trends on our workers’ compensation may negatively impact our financial condition.

We employ workers for whom we provide workers’ compensation insurance. Our workers’ compensation insurance policies are renewed annually and may be revised upon renewal. The loss of our workers’ compensation insurance coverage would prevent us from operating as a staffing services business in the majority of our markets. Further, we cannot be certain that our current and former insurance carriers will be able to pay claims we make under such policies. If we have to pay out of our own resources for any uninsured claims, our business, financial condition and results of operations may be materially and adversely affected.

Unexpected changes in claim trends, including the severity and frequency of claims, changes in state laws regarding benefit levels and allowable claims, actuarial estimates, or medical cost inflation, could result in costs that are significantly higher. There can be no assurance that we will be able to increase the fees charged to our customers in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

Our efforts to actively manage the safety of our workers and actively control costs with internal staff and our network of workers’ compensation related service providers may not be sufficient to prevent material increases to our workers’ compensation costs.

We may not be able to successfully implement our business strategies and future plans.

As part of our business strategies and future plans, we intend to strengthen our market position in the Southeast Asian region and continue development of our **** as well as consider potential business opportunities through joint ventures. While we have planned such expansion based on our outlook regarding our business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to obtain the proper financing, favorable market conditions, hire and retain skilled employees to carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our services by existing and new customers in the future.

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Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any costs savings, increased operational efficiency and/or productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The public offering price for our shares in this offering was determined by negotiation between us and the Underwriter based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares or the loss of their entire investment.

We may not maintain the listing of our Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on Nasdaq concurrently with this offering. In order to continue listing our shares on Nasdaq, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)	a limited availability of market quotations for our Ordinary Shares;

(b)	reduced liquidity for our Ordinary Shares;

(c)	a determination that our Ordinary Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

(d)	a limited amount of news and analyst coverage; and

(e)	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on Nasdaq, U.S. federal law prevents or pre-empts individual states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

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The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of CAY and Singaporean law. Even if our board of Directors decides to declare and pay dividends (by way of a simple majority decision of our Directors),, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to the selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Immediately prior to the completion of this offering, the controlling shareholder, Mr. Tingdong Zhao directly control an aggregate of 97% issued and outstanding Ordinary Shares and Ordinary Shares, respectively. Upon completion of this offering, Mr. Tingdong Zhao will indirectly control approximately ****%.

Accordingly, our controlling shareholder will have considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval, including (i) mergers, consolidations, (ii) the election or removal of Directors, (iii) the sale of all or substantially all of our assets, (iv) making our Amended and Restated Memorandum and Articles of Association, (v) whether to issue additional shares, including to him, (vi) employment, including compensation arrangements, and (vii) the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders”.

As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under the Rule 4350(c) of Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, Company or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to Shareholders than they would enjoy if we complied fully with corporate governance listing requirements of Nasdaq. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; and (c) a change of control.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law

We are a Cayman Islands business company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are governed by the Companies Act and the common law of the Cayman Islands . The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands . The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands . In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Our shareholders are entitled, by giving written notice to the Company, to inspect the Company’s Amended and Restated Memorandum and Articles of Association, register of members, register of directors and minutes of meetings and resolutions of shareholders. However, pursuant to the Companies Act, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a shareholder to inspect the register of members, register of directors, minutes of meetings, resolutions of members, or any part of such document refuse to permit the shareholder to inspect that document or limit the inspection of that document, including limiting the making of copies or the taking of extracts from the records. This may make is more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us or our auditor by our shareholders may not be enforceable

We are a Cayman Islands company. Our operating subsidiaries were incorporated and are located in Singapore. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the Cayman Islands, Singapore,, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

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The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel and other resources to address our Company’s internal controls and procedures. Our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from the Nasdaq Capital Market to regulatory investigations and to civil or criminal sanctions.

Further issuances of Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Ordinary Shares as a total proportion of Ordinary Shares in the Company.

This dilution in voting power could impact the ability of Ordinary Shareholders to influence important corporate decisions, including those related to corporate governance, mergers, acquisitions, and other significant transactions. It may also result in decisions that are not aligned with the interests of Ordinary Shareholders.

We intend to grant employee share options and other share-based awards in the future. We will recognize any share-based compensation expenses in our consolidated statements of comprehensive loss. Any additional grant of employee share options and other share-based awards in the future may have a material adverse effect on our results of operation.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is a company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditor of our Company resides outside the United States and substantially all of their assets are located outside the United States.

As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; and

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

We proposed to appoint ******., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

******, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by our Cayman Islands legal counsel, ******, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands , to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, insofar as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands , such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the courts’ discretion. We understand that there isn’t any Cayman Islands Court judgment or statute that conclusively resolves these conflicting approaches and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

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Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment does not qualify as a judgement to which the Reciprocal Enforcement of Foreign Judgment Acts 1959 of Singapore applies or was not registered in accordance with the provisions of the Reciprocal Enforcement of Foreign Judgments Act 1959 of Singapore; (b) the courts of the country of the original court of the foreign judgment had no jurisdiction in the circumstances of the case, (c) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (d) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (e) the foreign judgment was obtained by fraud; (f) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law; (g) the rights under the judgment are not vested in the person by whom the application for registration of the foreign judgment was made; (h) a foreign judgment that has been wholly satisfied, discharged or a judgment which cannot be enforced by execution in the country of the original court, (i) if the matter in dispute in the proceedings in the original court had before the date of the foreign judgment in the original court been the subject of a final and conclusive judgment by a court having jurisdiction in the matter; or (j) if the notice of registration of the foreign judgment was defective or has not been served on the judgment debtor.

In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our Directors or Executive Officers, the Singapore courts generally do not recognize or enforce such judgments to the extent that they are punitive or penal. As at the date of this prospectus, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our Directors and Executive Officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to automatically enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors and/or our officers, judgments obtained in the United States which based on the civil liability provisions of the federal securities laws of the United States.

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USE OF PROCEEDS

We expect to receive approximately US$ 25 million of net proceeds from this offering after deducting underwriting discounts and commissions, underwriter’s non-accountable expenses and estimated offering expenses of approximately US$**** million paid or payable by us. If the underwriter exercises all of its over-allotment option, the amount payable by us will be US$**** million, and we expect to receive net proceeds of approximately US$**** million.

We currently intend to use proceeds from this offering in the following ways:

Marketing and promotion campaigns

– We intend to use 70% of the proceeds from the offering for marketing and promotion campaigns. This allocation reflects our commitment to expanding brand awareness, reaching new customers, and driving revenue growth through targeted marketing initiatives.

Working Capital

– We intend to use 20% of the proceeds from the offering will be used for general working capital and corporate purposes.

AI Technology research and development

– We intend to use 10% of the proceeds from the offering for product research and development efforts, particularly on enhancing the **** and the ****. We recognize that continuous innovation and improvement are crucial for staying competitive in the dynamic digital landscape and providing a compelling user experience.

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CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of June 30, 2026:

●	on an actual basis; and

●	on a pro forma as adjusted basis to the issuance and sale of 5,000,000 Ordinary Shares in this offering at an initial public offering price of US$5.00 per Ordinary Share (being the mid-point of the initial public offering price range), and after deducting underwriting discounts and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option).

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

As of June 30, 2026
Shareholders’ Equity	Actual	Pro Forma As adjusted (1)
	$	$
Share Capital, 20,000,000 Ordinary Share issued and outstanding on an actual basis
Reserves
Accumulated deficit
Total BANG MAI FANG HOLDINGS Shareholders’ Equity
Non-controlling interest
Total Shareholders’ equity
Indebtedness
Guaranteed bank loans
Recourse liability
Total Indebtedness
Total Capitalization

Type of Debts	Actual	Pro Forma As adjusted
	US$	US$
Guaranteed bank loans
Recourse liability
Total Indebtedness

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DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our shares and the pro forma as adjusted net tangible book value per share of our shares immediately after the offering.

The following table illustrates this dilution on a per Ordinary Share basis to new investors at the assumed public offering price per Ordinary Share of US$5.00:

US$
Assumed initial public offering price per share
Historical net tangible book value per Ordinary Share as of June 30, 2026
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to the investors in this offering
Pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering
Dilution per Ordinary Share to new investors participating in this offering

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2026, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
(in thousands)
Existing shareholders			$		$
New investors			$		$
Total		100.00%	$		$

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

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DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant.

Our board of directors has discretion regarding whether to declare or pay dividends. All dividends are subject to certain restrictions under the Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, namely that: (a) all dividends must be authorized by a resolution of directors (being a simple majority of directors at a duly convened meeting or by written resolution in each case in accordance with the Amended and Restated Memorandum and Articles of Association) resolutions, by which our board of directors may authorize a distributions at any time and in any amount they think fit and set a record date (which may be before or after the date on which the board resolutions are passed) for determining the shareholders to be paid; (ii) our board of directors may only authorize payment of a dividend if they are satisfied (on reasonable grounds) that the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due (the “Solvency Test”) immediately after paying the dividend; (iii) if, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized; (iv) the directors must notify each shareholder of any dividend authorized by them; (v) no interest accrues on any dividend; and (vi) if a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Ordinary Share confers on the holder no equal share on the distribution of any surplus assets of the Company on its liquidation and no right to share in any distribution paid by the Company in accordance with the Companies Act and the Amended and Restated Memorandum and Articles of Association.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD (abbreviated as BANG MAI FANG SG) was founded on September 17, 2025 with Mr. Tingdong Zhao as a Founder, a Chairman. BANG MAI FANG SG is a real-estate technology enterprise empowered by IT with a core team of more than 15-year-experience in the real-estate brokerage industry. It has 19 employees so far.

By building a joint-sales network for the second-hand housing transaction, the Company provides the house sellers with multi-dimensional and integrated pre-sale services including joint sales, housing decorations and marketing plans. It also offers secure and guaranteed transactions for the house buyers, which can provide house buyers a safe, time-saving, and hassle-free home-buying experience.

With the professional guidance of the founders, the company is poised to become a rare’ AI + real estate brokerage’ stock companies listed on NASDAQ, delivering long-term returns to investors that combine growth potential with ESG value.

MANAGEMENT

The following table sets forth information about our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Tingdong Zhao	47	Chairman of the Board, Executive Director
Zhanxuan Zhang	36	Director, Chief Executive Officer
Tengfei Zhang	36	Director, Chief Operating Officer
Xiaojuan Li	42	Chief Financial Officer
Peiwei Cao	42	Director

The business experience of each of our directors and executive officers is summarized below:

Mr. Tingdong Zhao, 47, the Chairman of the Board, has served as the Chairman of the Issuer since the establishment of the Company. As a founder of the Company, Mr.Tingdong Zhao is fully responsible for the company’s overall strategic planning, major operational decisions, and overall development. During his tenure, he has consistently focused on the development trends of the real estate technology and second-hand housing value-added services sectors, spearheaded the formulation of the company’s long-term strategic plan, coordinated the layout of core business operations and the allocation of resources across the entire value chain, and precisely guided the direction of major decisions. He has actively built an efficient management team, promoted synergistic efforts in model innovation, market expansion, and operational system development, effectively mitigated various risks arising from industry competition and development processes, ensured the stable operation of the company, helped his team become No.1 in the city of Xi’an, China and then expanded nationwide. The brokerage business entered into the markets of the city of Zhengzhou and the city of Shijiazhuang in northern China by establishing two branch offices. It also entered into the markets of the city of Chengdu and the city of Chongqing in southern China by setting up two branch offices. In the same year, the company ventured into the new home market, connecting with over 90% of developers in major cities, and established itself as the No.1 local new home distribution channel in the city of Xi ‘an, China through its high-quality service offerings. In 2020, he took a step by breaking industry barriers by integrating brokerage services with renovation companies into an upstream-downstream synergy, thereby becoming the first enterprise in the city of Xi’ an to achieve a perfect integration of brokerage and renovation services. Mr. Tingdong Zhao possesses 15 years of profound experience in the real estate brokerage industry, with his expertise and strategic vision having laid a solid foundation for the company’s management.

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Mr. Zhanxuan Zhang, 36, CEO and a Director of the Board, has served as the Chief Operating Officer and Director of the Company since September 2025. In 2012, he started to work in the real estate industry as an operation manager in the East District of Beijing City. During this tenure, he successfully reached top as a youngest employee in history and most highly educated business managers in the industry, playing a pivotal role in cultivating and supplying numerous management cadres and high-performing professionals to the organization. In 2015, Mr. Zhanxuan Zhang firstly dispatched to Shenzhen city to explore new regional markets. He built, cultivated, empowered, and ultimately succeeded in establishing a store and regional presence. In 2018, the company underwent a brand-and-platform upgrade and a strategic transformation, leading to the establishment of Beike. In May 2018, he joined in the Hunan market, managing the Zhuzhou market and serving as the Operations Director for Beike Zhuzhou. At the end of 2019, he took charge of the core area of Dongguan Lianjia, serving as the Operations Director for the Hongtu Regional Division of Dongguan Lianjia. within one year, he brought his team into a ‘Gold-tier’ regional unit, growing the number of stores from 7 to 13 and building a strong pipeline for future city-wide expansion. In 2022, he assumed the position of City General Manager at Dongguan Kanfangwang Technology Co., Ltd., managing the entire city business line and building the city-wide operation. The platform has grown from 0 to 130 members, ranking among the top 2 cities. It connected over 80% of real estate developers across the entire city; within three months of launching new housing projects, the platform achieved profitability. Mr. Zhanxuan Zhang holds a Bachelor’s degree from Changsha University in 2008 with a major in Law and Public Administration.

Mr. Tengfei Zhang, 36, COO, has served as the Chief Operating Officer of the Company since September 2025. He has 13 years of dedicated experience in the real estate industry, possessing extensive expertise in corporate operations, team management, and business expansion. He previously held senior management positions at local real estate firms such as Wanma Real Estate, where he served as Business Manager, Regional Head, and Operations Director, accumulating solid experience in corporate leadership and decision-making, and demonstrating precise capability in aligning business operations with standardized service delivery. In June 2015, Mr.Zhang joined Wanma Real Estate (the predecessor of Bangmai Real Estate) as a Business Manager. Currently, he serves as the Chief Operating Officer of Xi ‘an Fudi Leading Bangmai Real Estate Technology Co., Ltd. and concurrently held the position of Director. As the company’s key operational leader, Mr. Zhang was responsible for all daily business areas including property listing expansion, property decoration and construction, and channel-based sales. Additionally, he focused on internal process optimization, cost control, and operational efficiency enhancement, breaking down departmental barriers, addressing various execution challenges in the company’s business operations, and driving the steady growth of the company within the secondary housing value-added services sector, thereby achieving dual improvements in both business growth and operational efficiency.

Ms. Xiaojuan Li, 42, CFO, serves as the Chief Financial Officer of the Company since the Company established. In 2015, she was selected as a “Shaanxi Province Accounting Leading Talent,” and in 2023, she was appointed as a Science and Technology Expert by the Xi ‘an Municipal Science and Technology Bureau. Ms.Li has over 20 years of experience in financial systems and management, with a career spanning various sectors such as research institutes and technology enterprises, and she is well-versed in domestic corporate financial systems, tax regulations, and relevant policies concerning capital markets. From 2001 to April 2016, she worked at the Xianyang Ceramics Research and Design Institute, where she held positions including Cashier, Cost Accountant, and Accounting Supervisor, managing overall financial management, daily tax filing, and consolidated financial statement preparation; during this tenure, she also served as the Financial Department Manager of her subsidiary, Shaanxi Xitao Exhibition Co., Ltd. From May 2016 to August 2023, she served as the CFO of Xi’an Longteng Microelectronics Technology Development Co., Ltd. and as the Head of the Finance Department at the Northwest Industrial Technology Research Institute, where she coordinated overall financial management, tax planning, and operational data analysis, providing core financial support for the company’s business decision-making. From August 2023 to January 2025, she worked in the audit department at Shaanxi Northwest Industrial Technology Research Institute Co., Ltd. Upon joining Xi’an Fudi Leading Real Estate Sales Technology Co., Ltd., Ms. Li has assumed the role of Chief Financial Officer, managing all aspects of the company’s financial accounting, capital allocation, tax planning, internal financial controls, investment and financing projections, and financial information disclosure. Ms. Xiaojuan Li graduated from Xi’an Jiaotong University with a bachelor’s degree and holds the qualification of Senior Accountant.

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Mr. Peiwei Cao, male, 42-year-old, serves as a Director of the Company. He has over ten years of professional experience in the real estate and home furnishing industry, with deep expertise in operational management, team building, business innovation, and supply chain integration. From 2015 to 2021, he served as the Marketing Planning Director and Training Head at Wanma Real Estate, accumulating extensive experience in operational management and team leadership for large-scale real estate enterprises.From 2022 to 2023, he served as the General Manager of Wanma Happiness Home, spearheading the establishment of an integrated decoration brand between the real estate and home furnishing businesses. From 2024 to April 2025, he served as the Operations Executive at Ping’an Shu New Homes, implementing the TikTok real estate CPS model, incubating the innovative “Bang Mai Fang” business line, and completing the validation of this model along with the initial team setup. In 2025, Mr. Peiwei Cao officially assumed the role of Director at Xi’an Fudi Leading Bang Mai Fang Technology Co., Ltd., focusing on standardizing service systems, optimizing the supply chain, and implementing business innovations—leading the establishment of standardized service processes, driving continuous improvements in property decoration and joint-selling systems, supporting the company’s model innovation and service upgrades, and steadily strengthening the company’s differentiated competitive advantages and core competitiveness. Mr. Peiwei Cao holds an associate degree and a Bachelor’s Degree specializing in science and engineering from Xi’an Foreign Affairs University.

Board of Directors

Our board of directors will consist of directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

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Factors Affecting Our Financial Condition and Results of Operations

Our results of operations have been and will continue to be affected by several factors, including those set out below:

Our ability to attract and engage customers

Our financial conditions and results of operations depend on our ability to attract new customers and actively engage existing customers. Additionally, our industry is highly competitive and rapidly innovating, and we compete on various factors, such as pricing, quality of services and outcomes, and track record. We believe that with our proven track record in delivering results and our proprietary technology in the **** and the **** which we seek to continuously enhance and improve their ease of use, functionality and features, we will be able to maintain our competitiveness and meet our customers’ requirements, retain and expand business with existing customers, and attract new customers. However, if we fail to keep up with timely innovation to enhance or improve the functionality, effectiveness and features of our existing technologies or meet our customers’ requirements and expectations, we might not be able to attract new customers or expand our business effectively, which may materially and adversely impact our business and results of operations.

We generally depend on labour and our supply of workers may be affected by various factors

We are subject to various laws, regulations and policies implemented by the governments and regulatory authorities

Our business is subject to extensive government regulations including, but not limited to, the conditions of applicable licenses, laws, regulations, codes of practice, standards of compliance and other regulatory requirements or guidelines. Compliance with these laws, regulations and policies can be administratively tedious and costly, impose limitations on our business and operations, and potentially restrict our ability to develop our business. Introduction of or changes in laws, regulations or policies affecting our industry, such as restrictions on hiring foreign workers, may impede our ability to source for foreign workers as part of our labour supply. Legal or regulatory changes such as additional licensing or tax requirements could increase our operating cost and reduce our earnings. Any failure to comply with any new laws or regulations may result in fines or penalties against us and may require us to cease our business in whole or in part. Further, there is no assurance that we will be able to pass on any increase in costs of complying with such amended or new government laws, regulations, or policies to our customers, which may result in our business and results and operations being materially and adversely impacted.

Our ability to successfully implement our business strategies and/or future plans

We intend to strengthen our market position in the SEA region, expand the scope of our service offerings, engage in strategic joint venture partnerships, and invest further in our technology suite including the ****. The success and viability of our business strategies and future plans are dependent on our ability to obtain the proper financing, favorable market conditions, and hire and retain skilled employees and professionals. While we have planned such expansion based on our outlook regarding our business prospects and consideration for the aforementioned factors, there is no assurance that such expansion plans will be successful. Further, there is no assurance that our planned investments in Research and Development (“R&D”) and enhancement of our existing technologies will be successful and allow us to compete effectively, or that products and services developed by others will not render our offerings non-competitive or obsolete. If we do not achieve the desired outcome from our implementation of our business expansion and technological investments, our business, financial conditions and results of operations may be materially and adversely affected.

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Income tax

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that they relate to a business combination, or items recognized directly in equity or in OCI.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. Current tax assets and liabilities are offset only if certain criteria are met.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries to the extent that we are able to control the timing of the reversal of the temporary difference and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

The measurement of deferred taxes reflects the tax consequences that would follow the manner in which we expect, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in our Company. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

In determining the amount of current and deferred tax, we take into account the impact of uncertain tax positions and whether additional taxes and interest may be due. We believe that its accruals for income tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes us to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact income tax expense in the period that such a determination is made.

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Compound financial instruments

Compound financial instruments issued by the us included convertible loan denominated in Singapore dollars that could be converted to share capital at the option of the holder, where the number of shares to be issued was fixed and did not vary with changes in fair value.

The liability component of a compound financial instrument is recognized initially at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognized at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component of a compound financial instrument is not remeasured. Interest related to the liability component is recognized in profit or loss and presented within finance costs. On conversion, the liability component is reclassified to equity and no gain or loss is recognized.

Impairment of financial assets

We recognize loss allowances for expected credit loss on financial assets measured at amortized cost.

Loss allowances are measured on either of the following bases:

●	12-month ECLs: these are ECLs that result from default events that are possible within the 12 months after the reporting date (or for a shorter period if the expected life of the instrument is less than 12 months); or

●	Lifetime ECLs: these are ECLs that result from all possible default events over the expected life of a financial instrument or contract asset.

Simplified approach

We apply the simplified approach to provide for ECLs for all non-derivative financial assets. The simplified approach requires the loss allowance to be measured at an amount equal to lifetime ECLs.

Measurement of ECLs

ECLs are probability-weighted estimates of credit losses. Credit losses are measured at the present value of all cash shortfalls (i.e., the difference between the cash flows due to us in accordance with the contract and the cash flows that we expect to receive). ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, we assess whether financial assets carried at amortized cost and debt investments at FVOCI are ‘credit-impaired’. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

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Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the borrower or issuer;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by us on terms that we would not consider otherwise;

●	it is probable that the borrower will enter bankruptcy or another financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when we determine that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with our procedures for recovery of amounts due.

Standards issued but not yet effective

A number of new standards are effective for annual periods beginning after January 1, 2022 and earlier application is permitted. However, we have not early adopted the new or amended standards in preparing these consolidated financial statements. Based on an initial assessment, the following new and amended standards are not expected to have a significant impact on our consolidated financial statements.

●	Deferred Tax related to Assets and Liabilities arising from a Single Transaction ( IAS 12)

●	Classification of Liabilities as Current or Non-current ( IAS 1)

●	Disclosure of Accounting Policies ( IAS 1 and IFRS Practice Statement 2)

●	Definition of Accounting Estimates ( IAS 8)

Internal Control over Financial Reporting

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HISTORY AND CORPORATE STRUCTURE

As at the date of this prospectus, our Company is comprised of its subsidiary like BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD (SG).

Corporate Structure

Our Company was incorporated in the Cayman Islands on November 5, 2025, under the Companies Act as a company with limited liability. The Company is authorized to issue an unlimited number of shares, divided into Ordinary Shares par value US$0.0001 per share. As of the date of this prospectus, there are 20,000,000 Ordinary Shares issued and outstanding.

Subsidiaries

A description of our subsidiaries are set out below.

BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD (Abbre as BANG MAI FANG SG)

On September 17, 2025, BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD was incorporated in Singapore as a private company. It commenced business on September 17, 2025 and is principally engaged in real estate brokerage operations. BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD (SG) became a wholly owned subsidiary of our Company on November 05, 2025.

The Company’s business model has prominent advantages because it creates full-chain tools for content production and data insights with AI and big data, while reserving VR/AR interfaces to build technical barriers. The “tools + real estate brokerage reports” value-added services bind customers, with a renewal rate exceeding 85%. It focuses on cross-border markets and vertical fields in Singapore, Xi’an, and Southeast Asia, adapting to industry trends.

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INDUSTRY OVERVIEW

Industry competition pattern

Over the past two years, although the real estate market has shrunk from a scale of 30 trillion yuan to a level of 10 trillion yuan, and various opinions have emerged in the market, one thing remains unchanged: the real estate sector continues to be a pillar industry of Xi’an. A scale of 10 trillion yuan still represents a vast market arena; from the perspective of transaction focus, first-tier cities and core second-tier cities have officially ushered in the era of existing housing. As the number of new commercial housing projects and newly auctioned residential plots decreases, it is evident that the share of new home transactions has shifted toward existing second-hand homes—marking a shift in dominance between the two segments.

Taking Xi ‘an as a case study for existing housing markets, the city is absorbing approximately 10,000 residential units per month; however, the number of listings being posted exceeds this absorption rate, with a significant number of second-hand housing units remaining unlisted or inactive in the market. It is estimated that by the end of this year, the number of second-hand housing units available for sale in Xi’ an will exceed 400,000.

With a large volume of products on the shelves, Xuanfangshang.com aims to offer gold-mining and gold-plating services.

Social environment in Singapore

●	Safety and Rule of Law: Globally recognized benchmark. Low crime rate: With only 0.3 crimes per 100,000 population in 2025, Singapore has ranked among the world’s safest countries for ten consecutive years. Public areas are fully covered by high-definition surveillance, ensuring safe nighttime travel. Food safety: Strict supervision of the catering industry, all restaurants are required to undergo health rating, to ensure that 100% of imported food meets the standards. Legal transparency: Efficient and clean government, legal system to guarantee property rights and the enforcement of commercial contracts, attracting global enterprises and high net worth individuals.

●	Education System: Quality and Innovation in Tandem. Basic Education Reform: The 2025 election proposal aims to abolish the Primary School Leaving Examination (PSLE), implement a ‘class teacher long-term accountability system’, shift to a competency-based education model, reduce student pressure, and enhance personalized education. Academic excellence: The National University of Singapore (NUS) and Nanyang Technological University (NTU) rank 8th and 15th globally in the 2025 QS World University Rankings, respectively, with a focus on hands-on and interdisciplinary education (such as smart city design and eco-tech incubation). International resources: 20% international students, all courses taught in English, supplemented by multilingual support (Chinese, Malay), helping international students to integrate quickly.

●	Multiculturalism and Inclusive Language and Festivals: The four official languages (English, Mandarin, Malay, Tamil) coexist, traditional festivals like Spring Festival and Eid al-Fitr are celebrated by all, and 80% of residents regard cross-cultural communication as a normal part of life.Ethnic integration: Chinese, Malays, Indians and other ethnic Companys live together, and cultural blocks (such as Chinatown and Little India) show diversity. The proportion of foreigners is over 40%.

●	Living Convenience and Urban Greenery “15-minute living circle”: Supermarkets, food outlets and gyms are within walking distance of the public housing area; the subway covers the whole island, with an average commute of 30 minutes and 24-hour convenience stores.Greening rate leads: 47% of the land area is green, and the goal is to achieve “walk 10 minutes to the park for every household” by 2025. Marina Bay Garden, MacLehose Reservoir and other cities have become ecological benchmarks.

●	Challenges and Risks Cost of living pressure: Despite government regulation, housing and daily consumption remain among the highest in the world, and residents are highly sensitive to inflation.Geopolitical impact: Competition between China and the United States and uncertainty about tariff policies may hit the export-oriented economy, and regional cooperation such as the Johor-Singapore Economic Zone will serve as a key buffer.

●	Population Aging: With the retirement age extended to 64, Singapore’s labor shortage has driven industrial upgrading and automation adoption. Summary: Singapore’s social environment is built on core competitiveness in safety, efficiency, and diversity. Through policy innovations (such as educational reforms and tax optimization), it continuously strengthens its global appeal. Despite challenges like rising living costs and external risks, its flexible governance mechanisms and strategic layouts (including digital economy and green energy) lay the foundation for long-term stability.

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Market Trend Analysis

The real estate brokerage industry is transitioning from growth to maturity, presenting significant opportunities: Global market growth rates remain steady at 15%-20% annually, while specialized sectors like enterprise services and content e-commerce are expanding at over 30%. Traditional industries are now ready to embrace digital transformation. By 2025, real estate brokerage budgets in traditional sectors such as manufacturing and agriculture are projected to exceed 30% of total marketing expenditures. Meanwhile, consumer demand for “personalized, practical, and interactive” content is driving vertical content operation markets. AI and big data are reshaping operational logic, tripling content production efficiency and boosting conversion rates in targeted push notifications by 50%. VR/AR technologies enable immersive operations, covering the entire “topic selection-creation-review-distribution” chain, with integrated data platforms becoming standard. The industry is shifting toward service verticalization, with growing demand for cross-border “multilingual content + localized distribution,” industry-specific operations, and scenario-based solutions. Certification programs like the “real estate brokerage Operations Service Level Certification” promoted by industry associations provide standardized advantages for enterprises with core competencies.

The industry faces multiple risks: Significant risks of technological iteration, with AI tools undergoing rapid updates that make small and medium-sized institutions prone to “technology investment-ROI” imbalance dilemmas; Prominent risks of content homogenization, as low technical barriers for basic operational services lead to rampant replication of low-quality content and exacerbate user attention scarcity; Tightening regulatory policy risks, with the implementation of detailed provisions in the “Regulations on Governance of Online Content Ecosystem” and “Personal Information Protection Law” raising content review and data security requirements, making it easy for companies to trigger penalties without establishing robust compliance mechanisms; Severe talent loss risks, with a shortage of millions of compound talents proficient in “technology + operations + industry” directly impacting corporate technology implementation and service quality through the departure of core professionals.

BUSINESS

Overview

On September 17, 2025, BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD was incorporated in Singapore as a private company. It commenced business on September 17, 2025 and is principally engaged in real estate brokerage Operations.

Guided by its core strategy of “controlled incubation and global technology expansion,” the Company has meticulously constructed a high-growth, high-profit technology ecosystem. BANG MAI FANG TECHNOLOGY HOLDINGS PTE LTD is poised to become a distinctive “AI + real estate brokerage”. The Company has a team of 19 executives with an average of over 10 years of the real estate industry experience.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq. The application of such exceptions requires that we disclose each Nasdaq corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq corporate governance standard. We currently follow the Cayman Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of Nasdaq listing rules that the independent Directors have regularly scheduled meetings with only the independent Directors present.

Differences in Corporate Law

The Companies Act and the laws of the Cayman Islands affecting Cayman Islands companies and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the state of Delaware.

Mergers and Consolidation

The laws of the Cayman Islands, two or more Cayman Islands companies may merge or consolidate in accordance with section 170 of the Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, then (among other things) the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

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While a director may vote on the plan of merger or consolidation even if he has an interest in the merger or consolidation, the director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in the merger or consolidation.

A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the Amended and Restated Memorandum and Articles of Association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting held to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the Cayman Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days. These shareholders then have 20 days to give to the company their written election in the form specified by the Companies Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

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Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the surviving or consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of Cayman Islands law. These are summarized below:

Unfair prejudice

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to the shareholder in that capacity, can apply to the Cayman Islands High Court under Section 184I of the Companies Act for an order requiring the company or any other person to acquire the shareholder’s shares or pay compensation to the shareholder, regulating the future conduct of the company’s affairs, amending the memorandum or articles of the company, appointing a receiver or liquidator of the company, rectifying the records of the company, or that any decision or action of the company which contravenes the Companies Act or the company’s Amended and Restated Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the Companies Act provides that a shareholder of a company may, with the leave of the Cayman Islands High Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. This statutory remedy is usually granted in exceptional circumstances and is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s Amended and Restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Articles of Association permit indemnification of officers and directors for losses, damages, costs, and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, the service agreements of our Directors and senior Executive Officers with the Company provide such person’s additional indemnification beyond that provided in our Amended and Restated Articles of Association.

Under the Companies Act to be entitled to this indemnification, such person must have acted honestly and in good faith with a view to the best interests of our company and, in the case of criminal proceedings, they must have no reasonable cause to believe their conduct was unlawful.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in our Amended and Restated Memorandum and Articles of Association

Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of Directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the Companies Act or our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder Action by Written Consent

Cayman Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice.

Our Amended and Restated Memorandum and Articles of Association provide that a written resolution of shareholders: (i) may consist of several documents (including electronic communications) in substantially the same form; (ii) may be signed or consented to by the relevant shareholder or the shareholder’s attorney or (in the case of a body corporate) a properly authorized officer or attorney; and (iii) must be sent to each shareholder who would be entitled to attend a meeting of shareholders and vote on the resolution.

Our Amended and Restated Memorandum and Articles of Association permit shareholders to act by written consent (passed by the consent in writing of a simple majority of the votes of the Shares entitled to vote thereon) but provide that if a resolution of shareholders is approved otherwise that by unanimous written consent of all shareholders, a copy of the resolution must immediately be sent to each non-consenting shareholder.

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Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Amended and Restated Articles of Association provide that any action required or permitted to be taken at general meetings of the Company may only be taken upon the vote of shareholders at general meeting and shareholders may not approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act and Amended and Restated Memorandum and Articles of Association provide that our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights. We are not obliged under the Companies Act or any other law of the Cayman Islands to call shareholders’ annual general meetings, but our Amended and Restated Memorandum and Articles of Association provide for an annual general meeting to be called in accordance with the requirements of the relevant listing rules, Amended and Restated Memorandum and Articles of Association and the Companies Act. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors (or otherwise ceasing to hold office)

A director ceases to hold office if: (i) the director’s term of office expires and the director is not re-elected or reappointed; (ii) the director resigns by written notice to the Company; (iii) the director dies or enters into bankruptcy, liquidation or any similar procedure; (iv) the director becomes of unsound mind or is mentally or physically incapable of acting as a director; (v) the director is prohibited or disqualified by law or under Nasdaq Listing Rules from being a director; (vi) the director becomes bankrupt or insolvent or makes any arrangement or composition with the director’s creditors generally; or (vii) the director is removed from office by a resolution of shareholders or resolution of directors (and, for this purpose, section 114 (Removal of directors) of the Companies Act does not apply to the Company).

A director may be removed from office (i) with or without cause, by a simple majority vote of the shareholders passed at a meeting of shareholders called for the purposes of removing the director (or for purposes including the removal of the director) or (ii) by a written resolution of the shareholders passed by at least 50 percent of the votes of the shareholders of the Company entitled to vote.

A director may be removed from office with cause, by a simple majority decision of the directors passed at a meeting of directors called for the purpose of removing the director (or for purposes including the removal of the director).

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

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Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a Company who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. Cayman Islands law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our Amended and Restated Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of shareholders or (subject to section 199(2) of the Companies Act) a resolution of directors.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Amended and Restated Articles of Association, if our authorized shares are divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued Shares in that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the CAY Registry of Corporate Affairs.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares if the Underwriters do not exercise the over-allotment option or Ordinary Shares if the Underwriters exercise the over-allotment option and Ordinary Shares outstanding.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we plan to apply to list our Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the Underwriter, for a period of six (6) months after the closing of this offering, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our Directors and Executive Officers and our 5% or greater shareholders, has also entered into a similar lock-up agreement with the Underwriter for a period of six (6) months from effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our shares for more than six months but not more than one year may sell such shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding shares; or

●	The average weekly trading volume of our shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from our Company in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of ******, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

A holder of shares in a Cayman Islands company who is not a resident of the Cayman Islands is not required to pay tax in the Cayman Islands on (i) dividends paid with respect to the shares, or (ii) any gains realized during that year on sale or disposal of such shares, provided the Cayman Islands company does not have a direct or indirect interest in any land in the Cayman Islands. The laws of the Cayman Islands does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the Companies Act.

There are no capital gains, gift or inheritance taxes levied by the Cayman Islands government on companies incorporated or re-registered under the Companies Act. In addition, shares of companies incorporated or re-registered under the Companies Act are not subject to transfer taxes, stamp duties or similar charges, provided the company does not have a direct or indirect interest in any land in the Cayman Islands.

There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands.

Under the current laws of Cayman Islands, our company is not subject to tax on income or capital gains.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 90% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

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●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we plan to list our Ordinary Shares on Nasdaq Capital Market, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARE IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARE IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We will enter into an agreement with US Securities Corp. (the “Underwriting Agreement”), the lead underwriter and bookrunner with respect to the Ordinary Shares subject to this offering (the “Representative”). Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
5,000,000
Total

The Representative is offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the Representative to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Representative is obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of 7% of the public offering price. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the Underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The Underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

Pursuant to the Underwriting Agreement, we have agreed to grant to the Representatives an option to purchase from us up to an additional Ordinary Shares, representing 15% of the Ordinary Shares sold in the offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts. The Underwriters may exercise this option any time during the 45-day period after the closing date of the offering, but only to cover over-allotments, if any. To the extent the Underwriters exercise the option, the Underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Discounts, Commission and Expenses

The underwriting discounts are 6.0% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Share		Total
Initial public offering price	US$	5.00	US$
Underwriting discounts and commissions(1)	US$		US$
Proceeds to the Company before expenses	US$		US$

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of Ordinary Shares.

We have agreed to reimburse the Representative up to a maximum of US$ for all of its actual and reasonable out-of-pocket accountable expenses, including but not limited to reasonable and documented travel, legal fees, due diligence fees, and other expenses and disbursements, in connection with its services for purposes of this offering.  In particular, we are responsible for all reasonable, necessary, and accountable out-of-pocket expenses relating to the offering, including but not limited to (a) the costs incurred by the Underwriters in preparing, printing and filing the registration statement with the SEC, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses; (b) the costs of preparing, printing and delivering exhibits thereto, in such quantities as the Underwriters may reasonably request; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Underwriters; (d) the fees of counsel(s) and accountants for the Company, including fees associated with any blue sky filings where applicable; (e) fees associated with the Company’s transfer agent; and (f) fees, if necessary, associated with translation services.

We estimate that the total expenses of the offering payable by us, including the Underwriter’s discount and commissions, non-accountable expense allowance, and a maximum aggregate reimbursement of US$ of the Representative’s accountable expenses, will be approximately US$________.

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Indemnification; Indemnification Escrow

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

Our Executive Officers, Directors and principal shareholders (5% or more shareholders) have agreed to a six (6) months “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued, subject to certain exceptions. This means that, for a period of six (6) months following the effective date of the registration statement of which this prospectus forms a part, such persons may not offer, sell, or otherwise transfer or dispose of, directly or indirectly, any of these securities without the prior written consent of the Representative. We have also agreed, in the Underwriting Agreement, to similar restrictions on the issuance, sale of or offers to sell our securities for six (6) months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Nasdaq Listing

We plan to have our Ordinary Shares approved for listing on Nasdaq under the symbol “BMF”. This offering is contingent upon the listing of our Ordinary Shares on Nasdaq. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on Nasdaq at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares was determined through negotiations between us and the Representative. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believed to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the Underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

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Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the Underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The Underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the Underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the Underwriter sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the Underwriter may exercise the over-allotment option described above. The Underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

Stabilization transactions may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The Underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In the ordinary course of their business activities, the Underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expenses, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the NASDAQ listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$
Nasdaq Listing Fee	US$
FINRA Filing Fee	US$
Legal Fees and Expenses	US$
Accounting Fees and Expenses	US$
Printing and Engraving Expenses	US$
Miscellaneous Expenses	US$
Underwriter Expenses	US$
Consultation Fees and Expenses	US$
Total Expenses	US$

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

55

BANG MAI FANG HOLDINGS and its Subsidiaries

Index to Consolidated Financial Statements

Index to Unaudited Interim Condensed Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of BANG MAI FANG HOLDINGS

Opinion on the Financial Statements

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PREPARATION

1.1	Statement of compliance and first-time adoption of IFRS

These consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The Company has applied IFRS for the first time to these consolidated financial statements for the years ended ****. All IFRSs issued by the IASB, effective at the time of preparing these consolidated financial statements have been applied. As the Company neither prepared nor reported a complete set of financial statements in the past, the reconciliations from previous GAAP to IFRS were not disclosed.

The Company prepared the consolidated financial statements that comply with IFRS applicable as at June 30, 2022, together with the comparative period data for the year ended June 30, 2021, as described in the summary of significant accounting policies. In preparing these consolidated financial statements, the Company’s opening statement of financial position was prepared as at January 1, 2021, the Company’s date of transition to IFRS. The Company did not use any optional exemptions to full retrospective application of IFRS set out within IFRS 1.

1.2	Basis of measurement

These consolidated financial statements have been prepared on a historical cost basis except as otherwise indicated in the accounting policies.

1.3	Functional and presentation currency

These consolidated financial statements are presented in U.S. dollars (“USD” or “US$” or “$”), which is the Company’s functional currency.

2	FINANCIAL INSTRUMENTS

Financial risk management

The Company has exposure to the following risks from its use of financial instruments:

●	credit risk;

●	liquidity risk; and

●	market risk

This note presents information about the Company’s exposure to each of the above risks, the Company’s objectives, policies and processes for measuring and managing risk, and the Company’s management of capital.

a)	Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. Company management establishes policies and procedures around risk identification, measurement and management; and setting and monitoring risk limits and controls, in accordance with the objectives and underlying principles in the risk management framework approved by the Board of Directors. Risk management policies and procedures are reviewed regularly to reflect changes in market conditions and the Company’s activities.

b)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s trade receivables, prepayment other current assets and cash.

At the end of each reporting period, the Company’s maximum exposure to credit risk which will cause a financial loss to the Company due to failure to discharge an obligation by the counterparties arises from the carrying amount of the respective recognized financial assets as stated in the statements of financial position.

In order to minimize credit risk, the Company has delegated its finance team to develop and maintain the Company’s credit risk grading to categorize exposures according to their degree of risk of default. The finance team uses publicly available financial information assesses the financial strength of its customers and the Company’s own historical repayment records to rate its major customers and debtors. as a consequence, the Company believes that its accounts receivable credit risk exposure is limited.

In addition, the Company has a sizable customer base which minimizes the concentration of credit risk and the aggregate value of transactions concluded is spread amongst approved counterparties. The Company does not have any customers’ receivable which account for more than *% of total accounts receivable. No impairment losses on financial assets were recognized in profit or loss for the years ended ****.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item . Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and Directors, except to the extent any such provision may be held by the Cayman Island courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriter of us and our officers and Directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item . Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Exhibit
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 14, 2026.

BANG MAI FANG HOLDINGS

By:	/s/ Tingdong Zhao
Name:	Tingdong Zhao
Title:	Chairman of the Board

By:	/s/ Zhanxuan Zhang
Name:	Zhanxuan Zhang
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 14, 2026	/s/ Tingdong Zhao
Tingdong Zhao Chairman of the Board

Date: August 14, 2026	/s/ Zhanxuan Zhang
Zhanxuan Zhang Chief Executive Officer (Principal Executive Officer)

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